Exhibit 5.1

16 March 2012

GasLog Ltd. Clarendon House 2 Church Street Hamilton, HM 11 Bermuda	Direct Line: 441-2994966 E-Mail: elliot.hubbard@conyersdill.com Our Reference: EAH/475102/Legal-1064859.1

Dear Sirs,

Re: GasLog Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1, (Registration No. 333-179034) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 17 January 2012, as amended (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 23,500,000 common shares, par value US$0.01 each being offered by the Company together with an additional 3,525,000 common shares, par value US$0.01 each subject to an over-allotment option granted to the underwriters by the Company (together, the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 15 March 2012, minutes of meetings of its directors dated 21 October 2011, 5 December 2011, 13 January 2012, 8 February 2012, 6 March 2012 and an excerpt of the minutes of a meeting of its directors held on 12 March 2012 certified by the Chairman thereof, minutes of a meeting of its shareholders dated 13 March 2012 (together, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (e) that a duly constituted pricing committee of the Company’s board of directors will have approved the terms of the offering of the Common Shares pursuant to the Registration Statement as contemplated by the Resolutions.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

  The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

  When issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

  The statements under the caption “Tax Considerations - Bermuda Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Tax Considerations - Bermuda Tax Considerations” in the prospectus forming a part of the Registration Statement and to the prospectus discussion of this opinion. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited